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                                                                     Exhibit 5.1

                        ALLEGHENY TELEDYNE INCORPORATED
                              1000 Six PPG Place
                             Pittsburgh, PA 15222



Jon D. Walton
Vice President -
General Counsel and Secretary
(412) 394-2836



                                 July 16, 1996


Allegheny Teledyne Incorporated
1000 Six PPG Place
Pittsburgh, Pennsylvania 15222-5479

           Re:  Registration Statement on Form S-4
                ----------------------------------

Ladies and Gentlemen:

           I am the Vice President-General Counsel and Secretary of Allegheny Teledyne Incorporated, a Delaware corporation (the "Company"), and have acted in such capacity in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the issuance by the Company of an aggregate of up to 183,778,552 shares (the "Shares") of the Common Stock, par value $.10 per share, of the Company pursuant to the Agreement and Plan of Merger and Combination, dated as of April 1, 1996, as amended and restated (the "Combination Agreement"), among the Company, Allegheny Ludlum Corporation, a Pennsylvania corporation, ALS Merger Corporation, a Pennsylvania corporation and wholly owned subsidiary of the Company, Teledyne, Inc., a Delaware corporation, and TDY Merger, Inc., a Delaware corporation and a wholly owned subsidiary of the Company.

           I am familiar with the Registration Statement. I have reviewed the Company's Restated Certificate of Incorporation, as amended, the Company's Amended and Restated By-laws, and the Combination Agreement and related documents. I have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as I have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments and other papers, I have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to me as conformed, photostatic or other copies.
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Allegheny Teledyne Incorporated
July 16, 1996
Page 2


     On the basis of the foregoing, I am of the opinion that the Shares, when issued in accordance with the Combination Agreement, will be validly issued, and fully paid and non-assessable.


     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Joint Proxy Statement/Prospectus forming a part thereof under the caption "Legal Matters."



                Very truly yours,

                /s/ Jon D. Walton

                Jon D. Walton

JDW/pt